Exhibit 107

CALCULATION OF FILING FEE TABLE

FORM S-8

(Form Type)

Mid Penn Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(4)

Equity	Common Stock, $1.00 par value	Other	50,000	$ 26.33	$1,316,500	0.00015310	$ 201.56

Other	Participation Interests	Other	—(4)

Total Offering Amounts					$0		$201.56

Total Fee Offsets							$0

Net Fee Due							$201.56

(1) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the registration statement on Form S-8 (the “Registration Statement”) to which this exhibit relates shall also cover any additional shares of the common stock of Mid Penn Bancorp, Inc. (“Mid Penn”) that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of outstanding shares of Mid Penn common stock.

(2) Pursuant to the Agreement and Plan of Merger, dated as of October 31, 2025, by and between Mid Penn and William Penn Bancorporation (“William Penn”), William Penn merged with and into Mid Penn, with Mid Penn as the surviving entity (the “merger”). The number of shares registered hereunder represents the estimated number of shares of Mid Penn common stock that may be offered or sold pursuant to the William Penn Bank 401(k) Retirement Savings Plan (the “William Penn Bank 401(k) Plan”), if participants elect to invest in Mid Penn common stock through the William Penn Bank 401(k) Plan prior to the termination of such plan.

(3) Estimated solely for purposes of determining the registration fee. The proposed maximum aggregate offering price per share has been computed pursuant to Rules 457(c) and 457(h)(1) based upon the average of the high and low prices of the Registrant’s common stock as of June 17, 2025, as reported on the NASDAQ stock market.

(4) Pursuant to Rule 415(c) of the Securities Act, this Registration Statement also covers an indeterminate amount of interest to be offered or sold pursuant to the William Penn Bank 401(k) Plan. In accordance with Rule 457(h)(2) under the Securities Act, no separate fee calculation is required for such interests.